UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 28, 2022

SCWORX CORP.

(Exact name of registrant as specified in its charter)

Delaware	001-37899	47-5412331
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

590 Madison Avenue, 21st Floor, New York, New York 10022

(Address of Principal Executive Office) (Zip Code)

(844) 472-9679

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	WORX	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On June 28, 2022, SCWorx Corp., a Delaware corporation (the “Company”), entered into a common stock purchase agreement (the “Purchase Agreement”) and a registration rights agreement (the “Registration Rights Agreement”) with an institutional investor (the “Investor”). Pursuant to the Purchase Agreement, the Company has the right, but not the obligation, to sell to the Investor, and the Investor is obligated to purchase, up to $5,000,000 of newly issued shares (the “Total Commitment”) of the Company’s common stock, par value $0.001 per share (the “Common Stock”) from time to time during the term of the Purchase Agreement (the “Equity Offering”), subject to certain limitations and conditions.

From and after the initial satisfaction of the conditions to the Company’s right to commence sales of Common Stock to the Investor (such event, the “Commencement,” and the date of initial satisfaction of all such conditions, the “Commencement Date”), the Company may, subject to certain limitations detailed in the Purchase Agreement, direct the Investor to purchase shares of Common Stock at a purchase price per share equal to 93% of the lower of: (i) the lowest sale price on the applicable fixed purchase date for such fixed purchase and (ii) the arithmetic average of the three lowest closing sale prices during the 10 consecutive trading-day period ending on the applicable fixed purchase date. Additionally, the Company may, subject to certain limitations detailed in the Purchase Agreement, direct the Investor to purchase shares of Common Stock at a purchase price per share equal to 95% of the lowest daily VWAP during the applicable three consecutive trading-day period following the date of timely delivery of notice to the Investor of such purchase.

The Company will control the timing and amount of any such sales of Common Stock to the Investor. Actual sales of shares of Common Stock to the Investor will depend on a variety of factors to be determined by the Company from time to time, including, among other things, market conditions, the trading price of the Common Stock, and determinations by the Company as to the appropriate sources of funding for the Company and its operations.

The Purchase Agreement initially precludes the Company from issuing and selling more than 2,289,718 shares of its Common Stock, including the Commitment Shares, which number of shares equals 19.99% of the Common Stock issued and outstanding immediately prior to the execution of the Purchase Agreement, unless the Company obtains stockholder approval to issue additional shares, or unless certain exceptions apply. In addition, a beneficial ownership limitation in the Purchase Agreement initially limits the Company from directing the Investor to purchase shares of Common Stock if such purchases would result in the Investor beneficially owning more than 4.99% of the then outstanding shares of Common Stock.

Unless earlier terminated, the Purchase Agreement will automatically terminate upon the earliest of (i) the expiration of the 24-month period following the Commencement Date, (ii) the Investor’s purchase or receipt of the Total Commitment worth of Common Stock, or (iii) the occurrence of certain other events set forth in the Purchase Agreement. The Company has the right to terminate the Purchase Agreement at any time after Commencement, at no cost or penalty, upon 10 trading days’ prior written notice to the Investor. The Investor has the right to terminate the agreement upon 10 trading days’ prior written notice to us, but only upon the occurrence of certain events set forth in the Purchase Agreement.

The Company intends to use the net proceeds, if any, from the Equity Offering for working capital and general corporate purposes. The Purchase Agreement and Registration Rights Agreement contain customary representations, warranties and agreements by the Company, as well as customary indemnification obligations of the Company.

In consideration for the Investor’s commitment to purchase shares of Common Stock at the Company’s election under the Purchase Agreement, the company issued 277,778 shares of Common Stock, valued at $200,000 at the time of issuance (the “Commitment Shares”), upon execution of the Purchase Agreement and the Registration Rights Agreement. The Commitment Shares were valued at $0.72 per share which was the closing price of the preceding day. We also agreed to reimburse the Investor for up to $30,000 of the Investor’s legal fees.

Americas Executions, LLC (“Placement Agent”) served as the Company’s placement agent in connection with the Purchase Agreement. In consideration for their services, the Placement Agent was issued 69,445 shares valued at $50,000 of the Company’s common stock. The Shares were valued at $0.72 per share which was the closing price of the preceding day.

The foregoing descriptions of the Purchase Agreement and the Registration Rights Agreement are qualified in their entirety by reference to the full text of such agreements, copies of which are attached hereto as Exhibits 10.1 and 4.1, respectively, and each of which is incorporated herein in its entirety by reference. The representations, warranties and covenants contained in such agreements were made only for purposes of such agreements and as of specific dates, were solely for the benefit of the parties to such agreements and may be subject to limitations agreed upon by the contracting parties.

Item 3.02. Unregistered Sales of Equity Securities.

The information contained above in Item 1.01 is hereby incorporated by reference into this Item 3.02.

The securities being issued and sold as described under Item 1.01 are being issued and sold by the Company to the Investor and the Placement Agent in reliance upon the exemptions from the registration requirements of the Securities Act of 1933 (the “Securities Act”) afforded by Section 4(a)(2) of the Securities Act and Rule 506(b) of Regulation D promulgated thereunder.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Number	Description
4.1	Registration Rights Agreement, dated June 28, 2022
10.1	Common Stock Purchase Agreement, dated June 28, 2022
99.1	Press Release dated July 5, 2022
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SCWORX CORP.

Date: July 5, 2022	By:	/s/ Timothy A. Hannibal
		Name:	Timothy A. Hannibal
		Title:	Chief Executive Officer

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